THIRD AMENDMENT TO AGREEMENT AND PLAN OF MERGER

THIS THIRD AMENDMENT TO AGREEMENT AND PLAN OF MERGER (this “Third Amendment”) is made as of December 16, 2013 (the “Effective Date”) by and among Paladin Realty Income Properties, Inc., a Maryland corporation (“Paladin”), Paladin Realty Income Properties, L.P., a Delaware limited partnership whose sole general partner is Paladin (“Paladin OP,” and together with Paladin, the “Paladin Parties”), Resource Real Estate Opportunity OP, LP, a Delaware limited partnership (“Parent”), and RRE Charlemagne Holdings, LLC, a Delaware limited liability company (“Merger Sub,” and together with Parent, the “Buyer Parties”).

R E C I T A L S

A.                The Paladin Parties and the Buyer Parties are parties to an Agreement and Plan of Merger dated July 18, 2013 (the “Original Merger Agreement”), as amended by an Amendment to Agreement and Plan of Merger dated August 16, 2013 (the “First Amendment”) and a Second Amendment to Agreement and Plan of Merger dated September 13, 2013 (the “Second Amendment” and collectively with the Original Merger Agreement and the First Amendment, the “Merger Agreement”), which sets forth the plan of merger of Paladin OP with and into Merger Sub upon the terms and conditions set forth in the Merger Agreement.

B.                 The Paladin Parties and the Buyer Parties desire to amend certain terms of the Merger Agreement.

A G R E E M E N T S

NOW, THEREFORE, in consideration of the mutual covenants and conditions contained in this Third Amendment and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the Paladin Parties and the Buyer Parties agree:

1.                  Recitals; Definitions. The above Recitals are incorporated herein by reference. Capitalized terms used but not otherwise defined herein have the meaning ascribed to such terms in the Merger Agreement.

2.                  Amendment. Section 9.1(c) of the Merger Agreement is hereby amended and restated in its entirety as follows:

by either Parent or Paladin OP (so long as such party is not in default of its obligations under this Agreement), by notice to the other if the
Partnership Merger Effective Time shall not have occurred on or before
January 31, 2014 (the “End Date”);

3.                  Entire Agreement. The Merger Agreement, as amended by this Third Amendment, remains in full force and effect, and embodies the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and thereof, and supersedes and replaces all prior oral and written agreements or understandings by and between the parties regarding the Partnership Merger.

4.                  Counterparts; Facsimiles. This Third Amendment may be signed in counterparts and evidenced by facsimile, .pdf format or similarly-imaged pages.

[SIGNATURE PAGES IMMEDIATELY FOLLOW]

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SIGNATURE PAGE TO THIRD AMENDMENT TO

AGREEMENT AND PLAN OF MERGER

IN WITNESS WHEREOF, the parties have caused this Third Amendment to be executed as of the date first above written.

PALADIN REALTY INCOME PROPERTIES, INC., a Maryland corporation

By:	/s/ John A. Gerson
Name: John A. Gerson Title: Chief Financial Officer

PALADIN REALTY INCOME PROPERTIES, L.P., a Delaware limited partnership

By:	Paladin Realty Income Properties, Inc., a Maryland corporation, its sole general partner

By:	/s/ John A. Gerson
Name: John A. Gerson Title: Chief Financial Officer

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SIGNATURE PAGE TO THIRD AMENDMENT TO

AGREEMENT AND PLAN OF MERGER

RESOURCE REAL ESTATE OPPORTUNITY OP, LP, a Delaware limited partnership

By:	Resource Real Estate Opportunity REIT, Inc., a Maryland corporation, its general partner

By:	/s/ Alan F. Feldman
Name: Alan F. Feldman Title: CEO

RRE CHARLEMAGNE HOLDINGS, LLC, a Delaware limited liability company

By:	/s/ Alan F. Feldman
Name: Alan F. Feldman Title: CEO

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